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                                                                     EXHIBIT 5.1

Deloitte & Touche LLP
BCE Place
181 Bay Street, Suite 1400
Toronto, ON M5J 2V1
Canada

Tel: (416) 601 6150
Fax: (416) 601 6151
www.deloitte.ca


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Brascan Corporation on Form F-9 of our report dated February 13, 2002 appearing in the 2001 Annual Report of Brascan Corporation for the years ended December 31, 2001 and 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Yours very truly,

/s/ DELOITTE & TOUCHE LLP

Chartered Accountants

Toronto, Canada
February 19, 2003